Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information has been prepared by the management of W2007 Grace Acquisition I, Inc. (the Company) and gives pro forma effect to the completion of (i) the sale by subsidiaries of the Company of 20 wholly owned hotels (the Company Hotel Sale) and the sale by subsidiaries of WNT Holdings, LLC (WNT) of 96 hotels (the WNT Hotel Sale, and, together with the Company Hotel Sale, the Portfolio Sale) pursuant to the Amended and Restated Real Estate Sale Agreement (the Agreement), dated November 11, 2014, with subsidiaries of American Realty Capital Hospitality Trust, Inc. (the Buyer), in exchange for total consideration of $1.808 billion, (ii) the application of a portion of the proceeds from the sale to defease $149.8 million outstanding under the Company’s notes payable, repay $3.7 million under one of the Company’s notes payable and repay $50.0 million in junior subordinated debt (the Debt Repayment) and (iii) the receipt of preferred equity interests with an initial capital balance of approximately $99.8 million in a newly-formed Delaware limited liability company, ARC Hospitality Portfolio II Holdco, LLC, who is the indirect owner of 20 hotels in the Portfolio (the Preferred Equity Receipt). The following unaudited pro forma condensed consolidated financial information also gives pro forma effect to the exercise of the purchase option (the Purchase Option Exercise) by WNT Holdings, LLC (WNT) for 97% of the equity interests in W2007 Senior Mezz, LLC (Senior Mezz), the indirect owner of 106 hotels prior to the WNT Hotel Sale.

The following unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the financial position or results of operations of the Company actually would have been if the sale of the Portfolio, the Debt Repayment, the Preferred Equity Receipt and the Purchase Option Exercise had been completed as of and for the periods indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the Company after consummation of the Portfolio Sale, the Debt Repayment, the Preferred Equity Receipt and the Purchase Option Exercise.

The unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles. In addition, the unaudited pro forma condensed consolidated financial information is based upon available information and a number of assumptions that the Company considers to be reasonable, and that have been made solely for purposes of developing such unaudited pro forma condensed consolidated financial information in compliance with the disclosure requirements of Regulation S-X Article 11 promulgated by the Securities and Exchange Commission (SEC).

The unaudited pro forma condensed consolidated statement of operations gives effect to the Portfolio Sale, the Debt Repayment, the Preferred Equity Receipt and the Purchase Option Exercise as if they had occurred on January 1, 2014. The unaudited pro forma condensed consolidated balance sheet gives effect to the Portfolio Sale, the Debt Repayment, the Preferred Equity Receipt and the Purchase Option exercise as if they had been consummated on December 31, 2014.

Pro forma adjustments related to the unaudited pro forma condensed consolidated statement of operations give effect to certain events that are (i) directly attributable to the Portfolio Sale, the Debt Repayment, the Preferred Equity Receipt and the Purchase Option Exercise, (ii) factually supportable and (iii) expected to have a continuing impact on the Company’s results. Pro forma adjustments related to the unaudited pro forma condensed consolidated balance sheet give effect to events (i) that are directly attributable to the Portfolio Sale, the Debt Repayment and the Preferred Equity Receipt and (ii) that are factually supportable regardless of whether they have a continuing impact or are non-recurring.

You should read this unaudited pro forma information in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial information and the separate historical audited consolidated financial statements and accompanying notes of the Company as of and for the year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

W2007 GRACE ACQUISITION I, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2014

(in thousands, except share and per share amounts)

	As Reported	Portfolio sale		Pro Forma
ASSETS
INVESTMENTS IN REAL ESTATE, net	$240,830	$(240,830	)(a)	$—
INVESTMENT IN SENIOR MEZZ	4,920	12,760	(b)	17,680
INVESTMENT IN MANDATORILY REDEEMABLE PREFERRED EQUITY INTEREST	—	99,799	(c)	99,799
CASH AND CASH EQUIVALENTS	12,444	25,040	(d)	37,484
RESTRICTED CASH	2,809	(2,809	)(e)	—
ACCOUNTS RECEIVABLE, net	1,906	(1,056	)(f)	850
OTHER ASSETS	834	(427	)(g)	407
DEFERRED FINANCING COSTS, net	359	(359	)(h)	—
DEFERRED FRANCHISE FEES, net	918	(918	)(i)	—

Total assets	$265,020	$(108,800)		$156,220

LIABILITIES AND EQUITY
NOTES PAYABLE	$203,126	$(203,126	)(j)	$—
OTHER LIABILITIES:
Accounts payable and accrued liabilities	33,437	—		33,437
Payable to affiliate	6,763	1,734	(k)	8,497
Accrued interest payable	1,020	(1,020	)(l)	—

Total liabilities	244,346	(202,412)		41,934
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 10,000,000 shares authorized: Series B, 8.75%, $0.01 par value, $25.00 redemption value, 3,450,000 shares issued and outstanding	60,375	—		60,375
Series C, 9.00%, $0.01 par value, $25.00 redemption value, 2,400,000 shares issued and outstanding	40,800	—		40,800
Series D, 8.00%, $0.01 par value, $250.00 redemption value, 125 shares issued and outstanding	31	—		31
Common stock, $0.01 par value, 100,000,000 shares authorized, 100 shares issued and outstanding	—	—		—
Additional paid-in-capital	9,979	—		9,979
Retained deficit	(74,764)	1,745	(m)	(73,019)

Total shareholders’ equity	36,421	1,745		38,166
NON-CONTROLLING INTEREST	(15,747)	91,867	(m)	76,120

Total equity	20,674	93,612		114,286

Total liabilities and equity	$265,020	$(108,800)		$156,220

The accompanying notes are an integral part of this pro forma condensed consolidated balance sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(amounts in thousands)

(a)	Represents the net historical cost basis of the Company’s 20 wholly owned hotels that were sold to the Buyer.
(b)	Represents the increase in the recorded value of the Company’s 3% interest in Senior Mezz as a result of the WNT Hotel Sale.
(c)	Represents the Preferred Equity Receipt.
(d)	Represents the release of reserves related to the Company’s notes payable ($2,809) (see note (e) below) and net cash received from the Company Hotel Sale ($22,231).
(e)	Represents the release of reserves related to the Company’s notes payable.
(f)	Represents the accounts receivable sold to the Buyer in the Company Hotel Sale.
(g)	Represents the other assets sold to the Buyer in the Company Hotel Sale.
(h)	Represents the write-off of deferred financing costs related to the Company’s notes payable that were repaid in connection with the Company Hotel Sale.
(i)	Represents the write-off of deferred franchise fees related to the Company’s hotels that were sold in the Company Hotel Sale.
(j)	Represents the Debt Repayment.
(k)	Represents disposition fee payable to Goldman Sachs Realty Management, L.P. under its asset management agreement with the Company.
(l)	Represents the payment of accrued interest in connection with the Debt Repayment.
(m)	Represents the increase in equity from the Company Hotel Sale, the Preferred Equity Receipt and the Debt Repayment in which the Company has an effective interest of 2% and non-controlling interest effective interest of 98% and the WNT Hotel Sale in which the Company has an effective interest of 1% and non-controlling interest effective interest of 99%.

W2007 GRACE ACQUISITION I, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(in thousands)

	As Reported	Purchase Option Exercise (a)	Company Hotel Sale (b)		Other Pro Forma Adjustments		Pro Forma
REVENUES:
Rooms	$173,222	$(97,011)	$(76,211)		$—		$—
Food and beverage	3,522	(2,050)	(1,472)		—		—
Other	2,883	(1,745)	(1,138)		—		—

Total hotel revenues	179,627	(100,806)	(78,821)		—		—

OPERATING EXPENSES:
Direct hotel expenses:
Rooms	42,743	(24,094)	(18,649)		—		—
Food and beverage	3,167	(1,777)	(1,390)		—		—
Other	1,708	(1,014)	(694)		—		—
Non-departmental	55,829	(32,101)	(23,728)		—		—
Property tax, ground lease, insurance and property management fees	13,064	(7,507)	(5,557)		—		—
Corporate overhead	5,967	(1,141)	(403)		—		4,423
Asset management fees	3,073	(1,717)	(256)		—		1,100
Depreciation and amortization	33,308	(19,344)	(13,964)		—		—
Impairment charges	9,036	—	(9,036)		—		—

Total operating expenses	167,895	(88,695)	(73,677)		—		5,523

OPERATING INCOME (LOSS)	11,732	(12,111)	(5,144)		—		(5,523)
Equity in income (loss) from Senior Mezz	(1,429)	—	—		39	(c)	(1,390)
Interest income	76	—	—		7,485	(d)	7,561
Interest expense	(31,325)	19,430	10,283		1,612	(e)	—
Other income	112	(3)	(20)		—		89
Contingent loss on Litigation settlement	(24,250)	—	—		—		(24,250)
Gain on sale of investment in real estate	221		—		—		221
Gain on extinguishment of debt	13,199	(13,199)	—		—		—

NET INCOME (LOSS)	(31,664)	(5,883)	5,119		9,136		(23,292)
Net (income) loss attributable to non-controlling interest	4,384	5,824 (f)	(5,017	)(f)	(9,045	)(f)	(3,854)

NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(27,280)	$(59)	$102		$91		$(27,146)

The accompanying are an integral part of this unaudited pro forma condensed consolidated statement of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(a)	The “Purchase Option Exercise” column reflects amounts included in the “As Reported” column that are the historical results of the 106 hotels owned by Senior Mezz that were subject to the Purchase Option Exercise, which were included in the Company’s historical consolidated statement of operations from January 1, 2014 to April 10, 2014. Effective with the Purchase Option Exercise on April 11, 2014, the Company deconsolidated the 106 hotels owned by Senior Mezz and began recognizing its 3% interest in Senior Mezz using the equity method.
(b)	The “Company Hotel Sale” column reflects amounts included in the “As Reported” column that are the historical results of the Company’s 20 wholly owned hotels, which were included in the Company’s historical consolidated statements of operations.
(c)	Reflects the Company’s 3% interest in the pro forma results of operations from Senior Mezz as a result of the WNT Hotel Sale.
(d)	Reflects the monthly return on unrecovered capital contributions in respect of the Preferred Equity Receipt at a rate of 7.50% per annum.
(e)	Reflects the elimination of interest expense related to the junior subordinated debt that was repaid in connection with the Company Hotel Sale.
(f)	Represents the net (income) loss attributable to non-controlling interest which for the Purchase Option Exercise is an effective interest of 99%, for the Company Hotel Sale is an effective interest of 98% and for the other pro forma adjustments is an effective interest of 99%.